NEWS RELEASE

Contact:                Wendy S. Schmucker
Senior Vice President, Secretary and Treasurer
724-537-9923

For Immediate Release

ROY DALE LANDERS BECOMES NEW DIRECTOR OF COMMERCIAL NATIONAL FINANCIAL CORPORATION

LATROBE, PA, May 15, 2012 - Commercial National Financial Corporation (NASDAQ:CNAF), parent Company of Commercial Bank & Trust of PA, has appointed Roy Dale Landers as a director.

A 1971 graduate of Alderson Broaddus College, where he earned his degree in Chemistry, Mr. Landers is the Senior Consultant of Water Treatment Services, Inc., a Pittsburgh based company providing water treatment chemicals. Mr. Landers’ focus is on problematic environmental issues in the power generation industry.  Between 1999 and 2009 he was most recently the Senior Environment Scientist for Edison Mission Energy, a subsidiary of Edison International.  Mr. Landers has received multiple awards over his forty years in the industry in recognition of his implementation of major plant improvements in efficiency and/or cost savings.

Mr. Landers and his wife Linda, residents of Derry Township, are the parents of two grown children. Mr. Landers is an active member of the community.

In addition to Latrobe, Pennsylvania where it is headquartered, the Company operates community-banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company operates an asset management and trust division of Commercial Bank & Trust of PA headquartered in Greensburg, Pennsylvania. Commercial Bank & Trust of PA also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the Company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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